                                                                    EXHIBIT 10.1



                                LICENSE AGREEMENT

This LICENSE AGREEMENT ("Agreement") is entered into as of the ~ day of November, 2000 (the "Effective Date") by and between H&R Block Tax Services, Inc., a Missouri corporation, with a principal place of business at 4400 Main Street, Kansas City, Missouri 64111 ("Block") and ACE Cash Express, Inc., a Texas corporation, with a principal place of business at 1231 Greenway Drive, Suite 800, Irving, Texas 75038 ("ACE"). Block and ACE are collectively referred to in this Agreement as the "Parties".

                                    RECITALS

WHEREAS, the Parties desire a relationship that allows ACE to use during the Tax Season (that period from the first Monday after January 1 through May 31 of each year during this Agreement) the premises of certain of Block's business locations for the installation and operation of ACE's Self-Service Machines (hereinafter "SSMs"), such machines designed to facilitate automated check cashing transactions;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       GRANT OF LICENSE

         Block grants to ACE a license to use, during the term of and on the conditions set forth in this Agreement, the area of space needed to install and operate during the Tax Season an SSM in and on the premises of no fewer than fifty (50) of Block's locations; such locations are identified in Exhibit A hereto ("Exhibit A"). Such license is limited to the use of SSMs by Block's customers. ACE shall not advertise in a manner that would attract SSM users who are not customers of Block. The Parties recognize that they may, from time to time, desire to add more locations. If Block and ACE mutually agree to add more locations, then Exhibit A will be amended accordingly.

2.       EXCLUSIVITY

         Block covenants that during the term of this Agreement and within the United States of America it shall not operate SSMs on its premises on its own or through others; provided, however, if Block notifies ACE of a proposed arrangement with any other check casher, automated business or self-service operator to operate SSMs on Block's premises, Block may proceed with such arrangement unless ACE enters into a substantially similar arrangement with Block within sixty (60) days of such notice.

3.       TRADE NAMES AND TRADEMARKS

         A Party may use the name or logo of the other Party and the trademarks associated with that name as necessary or reasonably appropriate in conjunction with the operation and advertisement of SSM's in Block's locations; provided, however, that any such use is subject to the prior written approval of such other Party. The Parties acknowledge that their right to use such names and Marks is derived solely from this Agreement and shall cease upon termination of this Agreement.

4.       INDEMNIFICATION

         A. ACE shall bear the risk of loss in the event any SSM is damaged or pilfered for any reason. During and after the term of this Agreement, ACE shall protect, indemnify, and keep Block harmless from and against any expense (including reasonable attorney's fees) and damage to persons or property caused or alleged to have been caused by its agents, employees, guests, customers or any other persons in connection with the installation, operation and removal of the SSM in use on the licensed premises and any theft or attempted theft relating to such SSMs; provided, however, that ACE shall not be responsible for any revenues lost by Block as the result of such events.

         B. During and after the term of this Agreement, Block shall protect, indemnify, and keep ACE harmless from and against any expense (including reasonable attorney's fees) and damage to persons or property caused or alleged to have been caused by its agents, employees, guests, customers or any other persons in connection with the use of Block's sales and services (other than the SSM) in, on or from the premises; provided, however, that Block shall not be responsible for any revenues lost by ACE as the result of such events.

5.       TERM

         Unless earlier terminated as provided in Section 6 hereof, this Agreement shall be for a term beginning on the date hereof and ending July 1, 2003, and shall then automatically renew from year to year thereafter for renewal periods of one (1) year each provided that either Party may terminate this Agreement at the end of the initial or any renewal term by giving at least sixty (60) days' notice prior to the commencement of any renewal term.

6.       TERMINATION

         A Party may terminate this Agreement upon giving to the other Party thirty (30) days' notice and opportunity to cure in the event of a breach of this Agreement by such other Party. A Party may immediately terminate this Agreement upon notice of one of the following causes:

                  (i) the other Party makes a general assignment of all or substantially all of its assets for the benefit of creditors; or

                  (ii) the other party applies for, consents to or acquiesces in the appointment of a receiver, trustee, custodian or liquidator for its business or all or substantially all of its assets including a receivership or custody relationship imposed by a governmental or quasi-governmental regulatory authority; or





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

                  (iii) the other Party files a voluntary petition for relief under the United States Bankruptcy Code or other bankruptcy or insolvency laws; or

                  (iv) an involuntary bankruptcy or insolvency petition filed against the other Party is not dismissed within ninety (90) days.

7.       FEES

         For each person who cashes a check at an SSM in use on Block's premises, ACE shall charge a fee of * of the face value of such check. In no event will the fee ACE charges per check exceed *. Block shall receive within thirty (30) days after the end of each month of the Tax Season *. At the conclusion of each Tax Season, ACE shall provide, to Block, a final statement reporting the number of checks transacted and the total fees received therefrom. Block may, at its expense, audit the books and records of ACE to verify such fees. If such audit reveals a variance of more than five percent (5%) in favor of ACE, ACE shall pay the reasonable cost of such audit.

8.       OBLIGATIONS

         A.       ACE at its sole expense:

                  (i) will be responsible for the delivery and installation of the SSM at the premises and any licenses or certificates that may be required in connection with such installation.

                  (ii) will be responsible for maintaining and servicing the SSM.

                  (iii)    will be responsible for providing the cash inventory.

                  (iv) will be responsible for providing the armored vehicles required for delivery and removal of cash from the SSM.

                  (v) will be responsible for installing and maintaining the necessary electrical and communication lines to operate the SSM.

                  (vi) at the conclusion of each Tax Season, will be responsible for the removal of the SSM and restoration of any damage or alteration of the premises caused by such removal.

                  (vii) will comply with all federal and state laws applicable to the business of operating SSMs, including, but not limited to, laws regulating the privacy of consumer information.

         B.       Licensor:


--------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.




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

                  (i) will provide access to the SSM during its normal business hours during the Tax Season.

                  (ii) will provide ACE with a list of certain store locations at least ninety (90) days prior to the commencement date of each tax season, and will include with such list each store's total number of checks and dollar volume of checks issued for the prior year. Exhibit "A" Locations will be created from the data on that list.

         C.       Parties:

                  (i) Information Systems personnel of both Block and ACE shall work to facilitate the validation of certain check information in order to reduce risk on the transaction. ACE shall use check information solely in connection with the cashing of checks for Block's customers and not for any other purpose.

                  (ii) Both Block and ACE shall examine the data contained in the list described in Section 8B(ii) herein, and work together to select mutually beneficial locations for placement of the SSMs.

9.       NO WAIVER

         No failure or delay by either Party in exercising any term or provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the Party claimed to have waived or consented. Any consent by any Party to, or waiver of, a breach by the other shall not constitute a consent to, waiver of, or excuse of any other or subsequent breach.

10.      FORCE MAJEURE

         Neither Party shall be liable for delays in the performance of any of its obligations hereunder due to causes beyond reasonable control, which shall include, but not be limited to, acts of God, strikes and inability to obtain labor, services or materials on time, or energy or fuel crises.

11.      ASSIGNMENT

         This Agreement and the license granted herein are not assignable by either Party without the prior written consent of the other Party. This Agreement shall be binding upon the Parties' respective successors and assigns.

12.      NO STRICT CONSTRUCTION

         The language contained herein shall be deemed to be that approved by all Parties hereto and no rule of strict construction shall be applied against any Party hereto.






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

13.      FURTHER ASSURANCES

         Each Party hereto agrees to do all acts and things and to make, execute and deliver such written documents as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

H&R BLOCK TAX SERVICES, INC.                         ACE CASH EXPRESS, INC.
A Missouri corporation                               A Texas corporation



By:  /s/ Patrick D. Petrie                           By:  /s/ Brent Turner
     -------------------------------                      ---------------------------------------

Name:  Patrick D. Petrie                             Brent Turner
     -------------------------------                 Assistant Vice President
                                                     Self Service Business
Title:  Vice President--Retail Operations

                              ADDENDUM NO. 1 TO THE

                    LICENSE AGREEMENT DATED NOVEMBER 22, 2000

This Addendum No. 1 ("Addendum") is made and entered into as of May 31, 2001, by and among ACE Cash Express, Inc., a Texas corporation ("ACE") and H&R Block Tax Services, Inc., a Missouri corporation ("Block") individually referred to as "Party" and collectively referred to as "Parties."

                                    RECITALS

WHEREAS, the Parties entered into that certain License Agreement dated the 22nd day of November 2000, for the placement of ACE's Self-Service Machines ("SSMs") in no fewer than fifty (50) of Block's business location premises ("locations"), during that period of time from the first Monday after January 1 through May 31 of each year ("Tax Season") for the purpose of facilitating automated check cashing transactions (the "Agreement"):

WHEREAS, the Parties desire to amend that Agreement as follows:

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and the acknowledgment of good and valuable consideration the receipt and sufficiency is hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

The following Provision 1. Grant of License to the Agreement is replaced as of the date of this addendum with the following:

         "Block grants to ACE a license to use, during the term of and on the conditions set forth in this Agreement, the area of space needed to install and operate during the Tax Season an SSM in and on the premises of Block's locations as mutually agreed to according to the following schedule:

         o        No less than * locations in Tax Season 2002

         o        No less than * locations in Tax Season 2003

         o        No less than * locations in Tax Season *

         Such locations are identified in Amended Exhibit A No. 1 hereto ("Amended Exhibit A No.1"). Such license is limited to the use of SSMs by Block's customers. ACE shall not advertise in a manner that would attract SSM users who are not customers of Block. The parties recognize that they may, from time to time, desire to add more locations. If Block and ACE mutually agree to add more locations, then Amended Exhibit A No.1 will be amended accordingly.

         Should ACE not be able to meet the schedule of minimum machine installations each year as indicated in this provision, Block shall have the right to engage other




--------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         service providers to provide a similar service in locations in which ACE has not installed an SSM, *.

         Should Block not be able to meet the schedule of minimum machine installations each year as indicated in this provision, ACE shall have the right to enter into similar agreements with other either tax preparation or electronic filing service providers to provide a similar service.

         In the event that either party cannot meet the schedule of minimum machine installations each year, the event will not be construed as a breach of this agreement."

The following Provision 2. Exclusivity to the Agreement is replaced as of the date of the addendum with the following:

         *

         ACE agrees that during the term of this Agreement and within the United States of America that it shall not operate SSMs, including SSMs designed for a "checkless" product, in the retail locations of any other provider of either tax preparation or electronic filing services."

The following is hereby added as of the date of the addendum as subsection C to Provision 4. Indemnification:

                  "Each Party hereby releases and waives all claims, rights of recovery and causes of action against the other party, its officers, directors, employees, agents or invitees in connection with any loss, including, but not limited to, any injuries, death and property damage to the extent any such losses may be covered by the proceeds of insurance. Moreover, Block and ACE shall be relieved of their respective obligations of indemnity to the extent of the amount actually recovered by Block or ACE from one or more of the insurance carriers of Block or ACE. The indemnities and releases set forth in this Agreement shall survive the expiration of the term of this Agreement."

The following Provision 5. Term to the Agreement is replaced as of the date of the addendum with the following:

         "Unless earlier terminated as provided in Section 6 hereof, this Agreement shall be for a term beginning on the date hereof and ending *, and shall then automatically renew from year to year thereafter for renewal periods of one (1) year each provided that either Party may terminate this Agreement at the end of the initial or any renewal term by giving at least sixty (60) days' notice prior to the commencement of any renewal term."




----------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

The following Provision 7. Fees to the Agreement is replaced as of the date of this addendum with the following:

         "For each person who cashes a check at an SSM in use on Block's premises, ACE shall charge a fee (the "Fee") not to exceed * of the face value of such check. In no event will the Fee exceed *. Any rounding of the Fee shall be adjusted in favor of the customer. * ACE will use its best efforts in order to achieve competitive price leadership in each of the markets where the SSM locations are placed in the markets of Block's competitors, but in no circumstance will ACE be required to charge * of the face value of the check. Block shall receive within thirty (30) days after the end of the Tax Season, *. Within such thirty day period, Ace will provide to Block, a reporting to date of the number of checks transacted, volume cashed, bad debt and the total fees received. Block may, at its expense, audit the books and records of ACE to verify such fees. If such audit reveals a variance of more than five percent (5%) in favor of ACE, ACE shall pay the reasonable cost of such audit."

The following is hereby added to the Agreement, Provision 8. subsection C Parties effective as of the date of this addendum:

         "(iii) ACE and Block will share * losses incurred arising out of stolen, lost or forged checks cashed at any SSM, provided the following control procedures are implemented.

         a) Block shall use reasonable efforts to ask all clients in offices containing an SSM or in offices referring clients to an office with an SSM the primary taxpayers * (or similar question), and submit this data to ACE in the same manner in which data is transmitted to ACE under the section 8. Obligations, C. Parties -subsection (i).

         b) Block shall use reasonable efforts to implement and document dual control (pertaining to the process where whomever dispenses a check to a customer, must write their initials on the check as well as having another Block employee, authorized to dispense checks, write their initials on the check) over the issuance of checks in offices containing an SSM or in offices referring clients to an office with an SSM.

         c) Block and ACE jointly implement an authorization code system for SSM activation by clients.

         Either party reserves the right to temporarily turn-off any machine in the event that losses are deemed to be occurring. Both parties agree to use reasonable efforts in resolving the reason for such losses which would allow for the machine to be turned back on."




----------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         The following replaces subsection B of Provision 8. entitled
         Obligations: Licensor, effective as of the date of this addendum:

         "(i) will provide access to the SSM during normal business hours during the Tax Season. Additionally, Block will use reasonable efforts to make the location of the SSM, within the Block office, highly visible to the consumer in the lobby area."

         "(ii) will work with ACE to agree upon a list of locations no later than each May 31st for installations related to the following Tax Season, excluding May 31, 2001."

         "(iii) will provide access to each location beginning the first business day of August for installations to be completed for the coming tax season"

         "(iv) will allow ACE to leave the SSM during the term of this agreement in any or all of Block's offices where SSM's are installed."

The following is hereby added to Provision 11. Assignment, effective as of the date of this addendum:

         "Such assignment shall not be unreasonably withheld. Block's refusal to approve an assignment to an entity which on its own or through others competes with Block's tax preparation and electronic filing business shall be deemed to be unreasonable."

The following is added as a Provision 14. Mutual Non Disclosure to the Agreement effective as of this addendum:

         "14. Mutual Non Disclosure

         Each party agrees to keep confidential any information given to the other party relating to the subject matter of this Agreement and any Addendum or Amendments thereto, or any information exchanged concerning the business of either party ("Confidential Information"). Such Confidential Information, whether oral or written, in whatever form provided shall remain the property of the party disclosing such Confidential Information, and each party shall keep confidential and restrict disclosure of the Confidential Information solely to legal counsel and need-to-know representatives/employees of the receiving party ("authorized disclosure"). The receiving party shall have no obligation to preserve the confidentiality of any Confidential Information which: (i) was previously known to the receiving party free of any obligation to keep it confidential; or (ii) is or becomes publicly available, by other than unauthorized disclosure; or (iii) is received by the receiving party from a third party who is rightfully in possession of such Confidential Information and has no legal obligation to keep it confidential; or (iv) is the subject of any legal proceeding to compel disclosure of such Confidential Information, provided the receiving party promptly notifies the disclosing party of the receipt of notice of such legal proceeding and affords the disclosing party the opportunity to contest it. Nothing contained in the Agreement or this Addendum No.1 shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information disclosed."

The following is added as a Provision 15. Joint Marketing Agreement to the Agreement effective as of this addendum:

         "15. Joint Marketing Agreement:

         Each party will use its best efforts to enter into a mutually agreeable joint marketing arrangement for the purpose of promoting and developing their respective check cashing (ACE) and tax preparation (Block) services throughout the United States each year this Agreement remains in effect."

The following is added as a Provision 16. Press Releases to the Agreement effective as of this addendum:

         "16. Press Releases:

         "Should either party desire to issue a press release subsequent to the execution of this addendum regarding the terms and conditions included herein, the other party has the right to approve the content of such press release prior to issuance. Such approval shall not be unreasonably withheld."

The following is added as a Provision 17. Limitation of Liability. IN NO EVENT SHALL ACE BE LIABLE FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES TO BLOCK INCLUDING WITHOUT LIMITATION, ANY PAYMENT FOR LOST BUSINESS, FUTURE PROFITS, LOSS OF GOODWILL, FEE REVENUE, REIMBURSEMENT FOR EXPENDITURES OR INVESTMENTS MADE OR COMMITMENTS ENTERED INTO, CREATION OF CLIENTELE, OVERHEAD OR FACILITIES INCURRED OR ACQUIRED BASED UPON THE BUSINESS DERIVED OR ANTICIPATED UNDER THIS AGREEMENT WHETHER FORESEEABLE OR NOT, FOR ANY SSM THAT BECOMES OR IS RENDERED INOPERABLE OR IF SUCH EQUIPMENT OTHERWISE MALFUNCTIONS.

This Addendum No. 1 shall expire or terminate concurrently with the Agreement, as extended hereby.

Except to the extent expressly provided in this Addendum, the terms and conditions of the Agreement shall remain in full force and effect. This Addendum including Amended Exhibit A No. 1 and the Agreement constitute and contain the entire agreement of the Parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the Parties, whether written or oral, respecting the subject matter.

H&R Block Tax Services, Inc.              ACE Cash Express, Inc.
a Missouri corporation                    a Texas corporation


By: /s/ Patrick D. Petrie                 By: /s/ Brent Turner
    -----------------------                   ----------------------------
Name: Patrick D. Petrie                   Name: Brent Turner
      ---------------------               Its: Assistant Vice President/
Its: VP Finance and Admin.                Self Service Business
     ----------------------               Date: 6/01/2001
Date: 5/31/01                                   --------------------------
      ---------------------






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